EXHIBIT 99.1

MicroVision Announces First Quarter 2020 Results

REDMOND, Wash., May 07, 2020 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ:MVIS), a leader in innovative ultra-miniature projection display and sensing technology, today announced its first quarter 2020 results.

Revenue for the first quarter of 2020 was $1.5 million, compared to $1.9 million for the first quarter of 2019. MicroVision's net loss for the first quarter of 2020 was $4.9 million, or $0.04 per share, compared to a net loss of $8.1 million, or $0.08 per share for the first quarter of 2019.

“We are committed to finding strategic alternatives that maximize the value of the Company for our stakeholders.  With the help of our financial advisor, Craig-Hallum Capital Group LLC, we have approached a global list of targeted companies and are diligently exploring all options including the sale of one or more of our module product verticals and related technology or a potential sale of the Company,” said Sumit Sharma, MicroVision's Chief Executive Officer.

“During the first quarter we took many steps to manage costs and create a runway that we expect will give us time to complete a strategic transaction.  We transferred responsibility for component production to our April 2017 customer and sold production assets, which lowered our costs and working capital requirements.  In addition, we initiated a 60% reduction to our workforce and curtailed non-essential expenses,” said Sharma.

Financial Results Conference Call

The Company will host a conference call to discuss its first quarter 2020 results at 2:00 p.m. Pacific Time on Thursday, May 7, 2020. Interested parties can access the call from MicroVision’s website on the Investor Relations Events Calendar page at https://microvision.gcs-web.com/investor-event-calendar  or dialing 877-876-9174 (for U.S. participants) or 785-424-1670 (for participants outside of the U.S.) ten minutes prior and request to be connected to the MicroVision First Quarter Financial and Operating Results Conference Call.

The conference call will be available for rebroadcast from the Investor Relations section of MicroVision’s website on the Investor Relations Events Calendar page.

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the Company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

MicroVision has a substantial portfolio of patents relating to laser beam scanning projection and sensing.  MicroVision’s industry leading technology is a result of its extensive research and development. The Company is based in Redmond, Washington.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to strategic alternatives, sale of our product verticals or technology, sale or merger of the Company, managing costs, completing a transaction, the Company’s future products and product applications and those including words like “expect” and “exploring” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the risk that the Company may not succeed in finding licensing or other strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs, the Company may be unable to evidence compliance with Nasdaq criteria within the period of time that was granted by the Nasdaq panel, our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products; and for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements, including from the impact of the COVID-19 (coronavirus); our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders, our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on the Nasdaq Stock Market, and other risk factors identified from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us.  It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision, Inc.
Balance Sheet
(In thousands)
(Unaudited)
	March 31,	December 31,
	2020	2019

Assets
Current Assets
Cash and cash equivalents	$2,325	$5,837
Accounts receivable, net	552	1,079
Inventory	-	192
Other current assets	413	729
Total current assets	3,290	7,837

Property and equipment, net	1,733	1,849
Operating lease right-of-use asset	1,221	1,308
Restricted cash	435	435
Intangible assets, net	207	221
Other assets	18	186
Total assets	$6,904	$11,836

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities
Accounts payable	$2,113	$1,871
Accrued liabilities	837	2,045
Deferred revenue	15	21
Contract liabilities	9,271	9,755
Other current liabilities	42	83
Current portion of operating lease liability	661	656
Current portion of finance lease obligations	23	25
Total current liabilities	12,962	14,456

Operating lease liability, net of current portion	1,211	1,348
Finance lease obligations, net of current portion	5	9
Total liabilities	14,178	15,813

Commitments and contingencies

Shareholders' Equity (Deficit)
Common stock at par value	131	126
Additional paid-in capital	570,128	568,496
Accumulated deficit	(577,533)	(572,599)
Total shareholders' equity (deficit)	(7,274)	(3,977)
Total liabilities and shareholders' equity (deficit)	$6,904	$11,836

MicroVision, Inc.
Statement of Operations
(In thousands, except earnings per share data)
(Unaudited)

	Three months ended March 31,
	2020	2019

Product revenue	$1,247	$199
License and royalty revenue	212	-
Contract revenue	10	1,652
Total revenue	1,469	1,851

Cost of product revenue	1,395	288
Cost of contract revenue	4	955
Total cost of revenue	1,399	1,243

Gross margin	70	608

Research and development expense	3,683	5,973
Sales, marketing, general and administrative expense	1,771	2,699
Gain on disposal of fixed assets	(450)	-
Total operating expenses	5,004	8,672

Loss from operations	(4,934)	(8,064)

Other expense, net	-	(4)

Net income (loss)	$(4,934)	$(8,068)

Net income (loss) per share - basic and diluted	$(0.04)	$(0.08)

Weighted-average shares outstanding - basic and diluted	127,214	101,971

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com